UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2009

Red Trail Energy, LLC
(Exact Name of Registrant as Specified in Its Charter)

North Dakota	000-52033	76-0742311
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

P.O. Box 11, 3682 Highway 8 South
Richardton, North Dakota 58652
(Address of Principal Executive Offices)(Zip Code)

701-974-3308
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.03 Material Modification to Rights of Security Holders.

SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

On May 28, 2009, at the Annual Meeting of Members for Red Trail Energy, LLC (the “Company”), members approved an amended and restated member control agreement (the “Member Control Agreement”) for the Company.  The Member Control Agreement amends a number of provisions in the Company’s former member control agreement, including provisions regarding the issuance of additional units of the Company’s Class A Membership Interests in equity offerings, the classification and issuance of additional classes of membership interests, permitted transfers of membership interests, and the acceptance of new members.  The Company currently has one class of membership interests outstanding, the Class A Membership Interests.

The foregoing description of the Member Control Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Member Control Agreement, which is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The Company hereto incorporates by reference the information under Item 1.01 of this Current Report on Form 8-K into this Item 3.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.2	Amended and Restated Member Control Agreement of Red Trail Energy, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Trail Energy, LLC

Date: June 1, 2009	By:	/s/ Mark E. Klimpel
	Name:	Mark E. Klimpel
	Title:	Chief Financial Officer